                                                                    EXHIBIT 4.44

                                AMENDMENT NO. 2
                         TO THIRD AMENDED AND RESTATED
                     NOVEMBER 1998 STOCKHOLDERS' AGREEMENT


    AMENDMENT NO. 2 (this "Amendment") dated as of August 1, 2001 by and among
                           ---------
the parties set forth on the signature pages of this Amendment.

          Section 1. Definitions. Except as otherwise defined in this Amendment,
                     -----------
terms defined in the Third Amended and Restated November 1998 Stockholders' Agreement dated as of March 10, 2000 (as from time to time amended, the "Agreement") are used herein as defined therein.
 ---------

  Section 2.  Amendments. The Company has requested the Principal Stockholders
              ----------
to amend the Agreement in certain respects, and the Principal Stockholders are willing to so amend the Agreement, all on the terms and conditions set forth herein. Accordingly, the parties hereto hereby agree that effective as of the date hereof, the Agreement shall be amended as follows:

        A. Board of Directors Size. The reference to "fourteen (14)" relating to
           -----------------------
     the authorized size of the Board of Directors in Section 1.1(a), as amended, is deleted and replaced with a reference to "fifteen (15)".

        B. Non-Employee Directors. The reference to "nine (9)" relating to the
           ----------------------
     number of non-employee directors in Section 1.1(f), as amended, is deleted and replaced with a reference to "ten (10)".

        C. General. Any references to the Agreement after the date first set
           -------
     forth above (including but not limited to references in the Agreement to "this Agreement" (including indirect references such as "hereunder", "hereby", "herein" and "hereof")) shall be deemed to be references to the Agreement as amended hereby. For purposes of Section 5.1 of the Agreement, "the date of this Agreement" shall continue to be March 10, 2000.

     Section 3. Miscellaneous. Except as herein provided, the Agreement shall
                -------------
remain unchanged and continue in full force and effect. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart. This Amendment shall be governed by, and construed in accordance with, the law of the State of Delaware (excluding the choice-of-law rules thereof). The headings of the sections and subsections of this Amendment have been inserted for convenience only and shall not be deemed to be a part of this Amendment.
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          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first above written.


McLEODUSA INCORPORATED



By:
   ----------------------------
   Name:
   Title:



-------------------------------         ------------------------------
Clark E. McLeod                         Mary E. McLeod



ALLIANT ENERGY CORPORATION



By:
   ----------------------------
   Name:  James E. Hoffman
   Title:



ALLIANT ENERGY FOUNDATION, INC.



By:
   ----------------------------
   Name:  Edward M. Gleason
   Title:   Treasurer

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ALLIANT ENERGY INVESTMENTS, INC.



By:
   ------------------------------------
   Name:  James E. Hoffman
   Title: President, Alliant Energy Resources



HEARTLAND PROPERTIES, INC.



By:
   ------------------------------------
   Name:  Henry Wertheimer
   Title:  Vice President/Treasurer



LNT COMMUNICATIONS LLC
By:  Alliant Energy Resources, Inc., its sole member


By:
   ---------------------------------
   Name:  James E. Hoffman
   Title:  President


                                     Gail G. Lumpkin Trust Dated 12/14/85


                                     BY:
-----------------------------------      -------------------------------------
Richard A. Lumpkin                       Richard A. Lumpkin, Trustee

The two trusts created under the Mary Green Lumpkin Gallo Trust Agreement dated December 29, 1989, one for the benefit of each of:
   Benjamin Iverson Lumpkin
   Elizabeth Arabella Lumpkin


United States Trust Company
of New York, Trustee



By:
   ------------------------------
   Name:  Loraine B. Tsavaris
   Title:  Managing Director

The two trusts created under the Richard Adamson Lumpkin Grandchildren's Trust dated September 5, 1980, one for the benefit of each of:
   Benjamin Iverson Lumpkin
   Elizabeth Arabella Lumpkin


United States Trust Company
of New York, Trustee


By:
   ------------------------------
   Name:  Loraine B. Tsavaris
   Title:  Managing Director


The trust established by Richard Adamson Lumpkin under the Trust Agreement dated February 6, 1970, for the benefit of Richard Anthony Lumpkin

United States Trust Company
of New York, Trustee



By:
   ------------------------------
   Name:  Loraine B. Tsavaris
   Title: Managing Director

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The two 1990 Personal Income Trusts established by Richard A. Lumpkin, dated
April 20, 1990, one for the benefit of each of:
   Benjamin Iverson Lumpkin
   Elizabeth Arabella Lumpkin


---------------------------------
David R. Hodgman, Trustee


---------------------------------
Steven L. Grissom, Trustee


ALLIANT ENERGY RESOURCES, INC.


By:
   ------------------------------
   Name:
        -------------------------
   Title:
        -------------------------


MARSHALL & ILSLEY TRUST COMPANY,
As Nominee and Escrow Agent for Alliant
Energy Resources, Inc.


By:
   ------------------------------
   Name:
        -------------------------
   Title:
        -------------------------